Exhibit (10)(e)

					     Amended 2/1/94

 PRE-RETIREMENT DEATH BENEFIT AND SUPPLEMENTAL PENSION AGREEMENT


     THIS AGREEMENT, made and entered into this ____ day of _________________, 199_ between The Hartford Steam Boiler
Inspection and Insurance Company, (hereinafter referred to as the "Corporation"), a Corporation organized and existing under the laws of the State of Connecticut and _____________________
(hereinafter referred to as the "Executive").


     WHEREAS, the Executive has been employed by the Corporation since _____ in various positions and is currently serving as _________________________________, and


     WHEREAS, the Executive has performed his duties in a capable and efficient manner, resulting in substantial growth and progress to the Corporation; and


     WHEREAS, the Corporation desires to retain the services of the Executive, and realizes that if he were to leave the Corporation it could suffer a substantial financial loss; and


     WHEREAS, the Executive is willing to continue in the employ of the Corporation if the Corporation will agree to pay him or his designees certain benefits in accordance with the provisions and conditions hereinafter set forth; and


     WHEREAS, it is now understood and agreed that this Agreement is to be effective as of ____________________,19__;


     NOW, THEREFORE, for value received and in consideration of the mutual covenants contained herein, the parties covenant and agree as follows:


		     ARTICLE I - DEFINITIONS


     For purposes of this Agreement, the following terms have the meanings set forth below:


1.1 "Change in Control," as referred to in this Agreement, means a change in control of a nature that would be required to be reported in response to item 5(f) of Schedule 14 of Regulation 14A promulgated under the Securities Exchange Act of 1934 ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if
     (i) any "person" (as such term is used in Sections 13(d) and 14 (d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined under Rule 13-d of the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election or election of each director, who was not a director at the beginning of the period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

1.2 "Executive's Base Annual Salary" means annual salary, exclusive of bonuses, at the date of Termination of the Executive's Employment or the date of a Change in Control, whichever amount is higher.

1.3 "Full-Time Employment" means employment on a full-time basis with the Corporation or any wholly-owned subsidiary thereof.

1.4  "Retirement" means the Termination of the Executive's
     Employment after attaining age 55 for any reason other than for Cause or on account of the Executive's death.

1.5 "Termination of the Executive's Employment" means the cessation of the Executive's Full-Time Employment for any reason.

1.6 "Termination of the Executive's Employment for Cause" means the Termination of the Executive's Employment after (i) providing the Corporation with materially false reports concerning the Executive's business interests or employment-related activities; (ii) making materially false representations relied upon by the Corporation in furnishing information to shareholders, a stock exchange, or the Securities and Exchange Commission; (iii) maintaining an undisclosed, unauthorized and material conflict of interest in the discharge of duties owed by the Executive to the Corporation; (iv) misconduct causing a serious violation by the Corporation of state and federal laws; (v) theft of Corporate funds or corporate assets; or (vi) conviction of a crime (excluding traffic violations and similar misdemeanors).

1.7 "Total Disability" means the same as defined under the Corporation's Long Term Disability Plan or if no such plan is in effect at the time a total disability is being determined, then the same as for the purposes of the Executive's entitlement to Social Security benefits.


	    ARTICLE II - PRE-RETIREMENT DEATH BENEFIT


2.1 If the Termination of the Executive's Employment is on account of the Executive's death, a death benefit equal to fifty (50%) of the Executive's Base Annual Salary at the time of his death will be paid subject to the limitations under Article VII. This death benefit will be paid by the Corporation to the beneficiary of the Executive each year for fifteen years (15) years. The amount to be paid each year will be paid in equal monthly installments beginning on the first day of the month following the date of the Executive's death and on the first day of the month thereafter. In the event the Termination of the Executive's Employment is on account of any event other than death, no benefit will be paid by the Corporation under this Article II.

	   ARTICLE III - SUPPLEMENTAL PENSION BENEFIT

3.1 Eligibility for Supplemental Pension Benefit on Retirement after Age 65

     If the Retirement of the Executive occurs after the Executive has attained age 65, the Executive will be entitled to receive an annual Supplemental Pension Benefit under this Agreement in an amount equal to thirty-five percent (35%) of the Executive's Base Annual Salary. This Supplemental Pension Benefit will be paid by the Corporation to the Executive each year for fifteen (15) years. The amount to be paid each year will be paid in equal monthly installments beginning on the first day of the month, following the date of the Retirement of the Executive, and on the first day of each month thereafter.

3.2 Eligibility for Supplemental Pension Benefit on Retirement after Age 55

     If the Retirement of the Executive occurs after the Executive has attained age 55 but prior to attaining age 65, the Executive will be entitled to receive an annual Supplemental Pension Benefit under this Agreement in an amount equal to thirty-five (35%) percent of the Executive's Base Annual Salary, multiplied by the applicable percentage set forth in Appendix A. This Supplemental Pension Benefit will be paid by the Corporation to the Executive each year for fifteen (15) years. The amount to be paid each year will be paid in equal monthly installments beginning on the first day of the month following the date of the Retirement of the Executive and on the first day of each month thereafter.

3.3  Eligibility for Supplemental Pension Benefit on Total
     Disability


     (a) If the Termination of the Executive's Employment occurs on account of Total Disability, the Executive will be entitled to receive a Supplemental Pension Benefit under this Agreement in an amount equal to thirty-five percent (35%) of the Executive's Base Annual Salary reduced by any benefit to which the Executive may be entitled under Social Security, the Corporation's Long-Term Disability Plan payments, Worker's Compensation awards, or any combination thereof, on account of Total Disability. This Supplemental Pension Benefit, if any, will be paid by the Corporation to the Executive each year for fifteen (15) years. The amount to be paid each year will be paid in equal monthly installments, beginning on the first day of the month following the date of the Termination of the Executive's Employment, and on the first day of each month thereafter.

     (b) If, at any time during a period in which the Executive is entitled to receive payments on account of Total Disability, the condition of Total Disability no longer exists, the Corporation's obligation to make any further payments on account of Total Disability will terminate on the date on which Total Disability no longer exists. If the Executive resumes employment with the Corporation following such Total Disability in the same or a similar capacity as the Executive occupied prior to such Total Disability, any supplemental pension or death benefit to which the Executive or his beneficiary otherwise becomes entitled shall be unreduced on account of the payments received on account of the Executive's Total Disability hereunder.

3.4  Termination of the Executive's Employment for Cause

     If the Termination of the Executive's Employment is a Termination of the Executive's Employment for Cause, notwithstanding any other provision of this Agreement, the Executive will not be entitled to receive any benefits under this Article III.




3.5  Eligibility for Supplemental Pension Benefit on Other Than
     Retirement or Total Disability

     Except, as provided in Article IV, if the Termination of the Executive's Employment occurs for any reason other than those provided in this Article III, or is for a reason provided for in this Article III but is under circumstances which do not meet the requirements for entitlement to a benefit under said Article, the Executive will not be entitled to receive a Supplemental Pension Benefit under this Agreement.

			   ARTICLE IV

TERMINATION OF EXECUTIVE'S EMPLOYMENT FOLLOWING CHANGE IN CONTROL

4.1 If the Executive's employment with the Corporation is terminated by the Corporation during the six (6) months following a Change in Control, and is not a Termination of the Executive's Employment for Cause or on account of the Executive's death or Total Disability, said termination shall be deemed a termination on account of the Retirement of the Executive after age 65, and the Executive shall be entitled to the benefit provided in Section 3.1 of Article III hereof, as if the Executive had retired on the date of such termination.

4.2  If the Termination of the Executive's Employment occurs six
     (6) months or later following a Change in Control, and is not a Termination of the Executive's Employment for Cause or on account of the Executive's death or Total Disability, said termination shall be deemed a termination on account of the Retirement of the Executive after age 65, and the Executive shall be entitled to the benefit provided in
     Section 3.1 of Article III hereof, as if the Executive had retired on the date of such termination.


ARTICLE V - BENEFICIARY OF DEATH BENEFIT OR SUPPLEMENTAL PENSION


5.1 In the event that the termination of the Executive's employment with the Corporation is on account of the Executive's death or that the Executive should die prior to receipt of any amounts(s) due or remaining to be paid under
     Article III of this Agreement, the death benefit payable under Article II or any amounts remaining payable under
     Article III, shall be paid at the times and in the manner specified under the terms of Article II or Article III, as applicable, to such beneficiary or beneficiaries as the Executive may have designated by filing with the Corporation a notice in writing in a form acceptable to the Corporation. In the absence of any such designation, such unpaid amounts shall be paid to the Executive's surviving spouse, or if the Executive should die without a spouse surviving, to the Executive's estate.


		  ARTICLE VI - CLAIMS PROCEDURE


6.1  Filing Claims

     Any insured, beneficiary or other individual (hereinafter, "Claimant") entitled to benefits under the Agreement shall file a claim request with the Administrator.

6.2  Notification of Claimant

     If a claim request is wholly or partially denied, the Administrator will furnish to the Claimant a notice of the decision within 90 days in writing and in a manner calculated to be understood by the Claimant, which notice will contain the following information:

	  (a)  The specific reason or reasons for the denial;
	  (b) Specific reference to pertinent provisions of the Agreement upon which the denial is based;
	  (c) A description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary; and
	  (d) An explanation of the claims review procedure under the Agreement describing the steps to be taken by a Claimant who wishes to submit his claim for review.

6.3  Review Procedure

     Claimant or his authorized representative may with respect to any denied claims:

	  (a) Request a review upon written application filed within sixty (60) days after receipt by the Claimant of written notice of the denial of his claim;
	  (b)  Review pertinent documents; and
	  (c)  Submit issues and comments in writing.

     Any request or submission must be in writing and directed to the Fiduciary (or its designee). The Fiduciary (or its designee) will have the sole responsibility for the review of any denied claim and will take all steps appropriate in the light of its findings.

6.4  Decision on Review

     (a) The Fiduciary (or its designee) will render a decision following its review. If special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) warrant additional time, the decision will be rendered as soon as possible, but not later than 120 days after receipt of the request for review. Written notice of any such extension will be furnished to the Claimant prior to the commencement of the extension.

     (b) The decision on review will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, as well as specific references to the pertinent provisions of the Agreement on which the decision is based.

     (c) If the decision on the review is not furnished to the Claimant within the time limits prescribed above, the claim will be deemed denied on review.

	     ARTICLE VII - MISCELLANEOUS PROVISIONS

7.1  Misrepresentation.

     (a) The Corporation may deem it appropriate to insure its obligation to provide all or any part of the benefits described in this Agreement. The Corporation may wish to make any insurance used to insure its obligation effective as of the date the Executive becomes entitled to the benefit insured with such insurance. If the Corporation does deem it appropriate to insure all or any part of any such benefits, the Corporation will so notify the Executive. The Executive agrees to take whatever actions may be necessary to enable the Corporation to timely apply for, acquire and maintain such insurance and to fulfill the requirements of the insurance company relative to the issuance thereof.

     (b) If the Executive is required by the Corporation to submit information to one or more insurers in order to secure insurance as described herein, and if the Executive has made a material misrepresentation in any application for such insurance, the Executive's right to a benefit under this Agreement will be reduced by the amount of the benefit that is not paid by the insurer(s) because of such material misrepresentation.

7.2  Suicide

     No benefit will be payable under this Agreement if the Executive dies by suicide within two years after the effective date of this Agreement or of any policy secured pursuant to Section 7.1. No increase in the amount of any benefit provided in this Agreement will be payable under this Agreement if the Executive dies by suicide within two years of the effective date of such increase or any policy secured by the Corporation to insure its obligation for such increase.

7.3  Satisfaction of Claims

     The Executive agrees that his rights and interests, and rights and interests of any persons taking under or through him, will be completely satisfied upon compliance by the Corporation with the provisions of this Agreement.

7.4  Amendment.

     The Agreement may be altered, amended, or modified only by a written instrument signed by the Corporation and the Executive. This Agreement sets forth the entire understanding of the parties with respect to the subject matter thereof.

7.5  Governing Law

     This Agreement will be governed by the laws of the State of Connecticut.

7.6  Non-Assignable Rights

     Neither the Executive nor his spouse, nor other beneficiary, will have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder without the written consent of the Corporation. Such payments and the right thereto are expressly declared to be non-assignable and nontransferable.

7.7  Independence of Agreement

     The benefits under this Agreement will be independent of, and in addition to, any other agreement that may exist from time to time between the parties hereto, or any other compensation payable by the Corporation to the Executive, whether as salary, bonus or otherwise. This Agreement will not be deemed to constitute a contract of employment between the parties hereto, nor will any provision hereof restrict the right of the Corporation to discharge the Executive, or restrict the right of the Executive to terminate his employment.

7.8  Non-Secured Promise

     The rights of the Executive under this Agreement and of any beneficiary of the Executive will be solely those of an unsecured creditor of the Corporation. Any insurance policy or any other asset acquired or held by the Corporation in connection with the liabilities assumed by it hereunder, will not be deemed to be held under any trust for the benefit of the Executive or his beneficiaries or to be security for the performance of the obligations of the Corporation, but will be, and remain, a general, unpledged, unrestricted asset of the Corporation and the Corporation will retain all ownership rights in any such policy.

7.9  Change of Business Forms

     The Corporation agrees that it will not merge with, or permit its business activities to be taken over by, any other corporation or organization, unless and until the succeeding or continuing corporation or other organization agrees to assume the rights and obligations of the Corporation herein set forth. The Corporation further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this Article VII, without having made adequate provisions for the fulfilling of its obligations hereunder.

7.10 Fiduciary and Administrator

     (a) The Corporation will be Fiduciary and Administrator of this Agreement. The Corporation's Board of Directors may authorize a person or group of persons to fulfill the responsibilities of the Corporation as Administrator.

     (b) The Fiduciary or the Administrator may employ others to render advice with regard to its responsibilities under this Agreement. The Fiduciary may also allocate fiduciary responsibilities to others and may exercise any other powers necessary for the discharge of its duties to the extent not in conflict with any provisions of the Employee Retirement Income Security Act of 1974 that may be applicable.

7.11 Waiver by Compensation Committee

     The Compensation Committee of the Board is authorized to waive any provisions of this Agreement which would otherwise operate to deny, reduce or delay any benefit payments under any provisions of this Agreement.


     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, the Corporation by its duly authorized officer, on the day and year first written above.

			      ------------------------
			      Executive




			      THE HARTFORD STEAM BOILER
			      INSPECTION AND INSURANCE
			      COMPANY



			      -----------------------
			      Its: President


    APPENDIX A



	 ATTAINED AGE
       AT TERMINATION OF
	  EMPLOYMENT                        PERCENTAGE OF
					       BENEFIT


	      65                                 100
	      64                                  97
	      63                                  94
	      62                                  91
	      61                                  88
	      60                                  85
	      59                                  82
	      58                                  79
	      57                                  76
	      56                                  73
	      55                                  70